Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

MSC Industrial Direct Co., Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.01 per share (1)	Rule 457(f)(2)	10,601,162 (2)	N/A	$231,981,483 (3)	0.0001102	$25,564

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$231,981,483		$25,564

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$25,564

(1)	This Registration Statement relates to the registration of shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), of MSC Industrial Direct Co., Inc. (the “Company”) into which shares of the Company’s Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), will be reclassified.

(2)	Represents the number of shares of Class A Common Stock to be registered in respect of the number of shares of Class B Common Stock that will be reclassified into 1.225 shares of Class A Common Stock per share of Class B Common Stock, based upon 8,654,010 shares of Class B Common Stock issued and outstanding as of the close of business on July 7, 2023.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to 457(f)(2) of the Securities Act of 1933, as amended (the “Securities Act”), based on the product of $26.81, the per share book value of the Company’s Class B Common Stock on July 7, 2023, multiplied by the number of shares of Class B Common Stock that will be reclassified as described in (2) above.